Exhibit 99.1


NEWS RELEASE
------------
                                                                        Contact:

                                                         Security Capital Group:
                                                        William R. (Todd) Fowler
                                                                  (800) 988-4304

                                                                 SC-U.S. Realty:
                                                                  Laura Hamilton
                                                              +352 46 37 56 2008
                                         U.S. callers dial 011 352 46 37 56 2008



             SECURITY CAPITAL GROUP AND SC-U.S. REALTY REACH AGREEMENT
                              TO COMBINE COMPANIES

(September 26, 2000) - Security Capital Group Incorporated (NYSE: SCZ) and SC-U.S. Realty (NYSE: RTY) (Amsterdam AEX Stock Exchange ISIN-Code:
LU0060100673) announced today that they have entered into a definitive agreement to combine the two businesses. Under the terms of the agreement, shareholders of SC-U.S. Realty will receive 1.15 shares of SCZ Class B common stock for each share of outstanding RTY stock, and Security Capital will acquire the assets and assume or provide the necessary funds to satisfy the liabilities of SC-U.S. Realty. The number of shares of SCZ stock to be received in respect of each of RTY stock represents an 8.5% premium over the relative average trading prices of the two stocks for the past 30 days. The agreement was unanimously approved by the Board of Directors of SC-U.S. Realty, based upon review, approval and unanimous recommendation by a special committee of the SC-U.S. Realty Board consisting of three of its independent directors, and unanimously approved by the Board of Directors of Security Capital. The total value of the transaction is approximately $1.4 billion, excluding the value of the SC-U.S. Realty shares owned by Security Capital.

Additionally, Security Capital's Board increased its previously announced $100 million stock buyback program to a total of $450 million, with the increase to be implemented after closing of the transaction. The authorized increase includes up to $200 million that will be available to dissenting SC-U.S. Realty shareholders that elect to receive cash in lieu of SCZ stock in the transaction. Security Capital will not be obligated to proceed with the transaction should shareholder elections require cash payments in excess of $200 million. In light of Luxembourg legal requirements, the transaction will be structured in two steps. Security Capital will exchange its stock and cash for assets of SC-U.S. Realty, followed by the repayment of SC-U.S. Realty's line of credit and satisfaction and discharge of its convertible debentures. Shortly after the exchange, SC-U.S. Realty shareholders will receive a distribution of SCZ stock or cash.

The two companies believe that the transaction should provide important benefits for both groups of shareholders. The transaction would eliminate the complex structural relationship that exists between the two companies and remove a tier of discount and unrealized value currently reflected in the stock prices of each. Further, the combined company is expected to have increased financial and operational flexibility and provide shareholders with enhanced liquidity. The transaction is also expected to enhance opportunities to improve shareholder value through substantial additional stock repurchases or future transactions that monetize or consolidate existing businesses.

As a consequence of the transaction, Security Capital is expected to receive increased annual dividends and interest of $154.5 million after the cancellation of the management agreement with SC-U.S. Realty. In addition, approximately $8 million of operating expenses will be permanently eliminated. On a pro forma basis as of June 30, 2000, Security Capital's reported net asset value increases by 12.7% and cash flow from operations for the trailing four quarters increases by 22.4% to $1.04 per share. Total pro forma cash flow from operations for the same period increases 67.2% to $155.5 million. After the transaction, the pro forma fixed charge coverage ratio per Security Capital's line of credit is 2.68x, with a leverage ratio of 29.1%. This pro forma financial information is based on only the $200 million cash election amount provided for in the transaction agreement, and does not take into account the additional $250 million of SCZ share repurchases authorized by Security Capital's Board or the anticipated expense savings. Please refer to page 3 of the supplemental information for details on the pro forma effect of this transaction on EBDADT (earnings before depreciation, amortization and deferred taxes).

William D. Sanders, Chairman of both Security Capital Group and SC-U.S. Realty, said, "This is a unique and equitable opportunity to create substantial value for both groups of shareholders. This move will allow Security Capital to accelerate simplification of its structure and reduce the significant public market discount that exists in the stock prices of both companies today." Mr. Sanders said that this is a major step in the transition of the combined entity to an operating company model. "In addition to receiving a premium to the current RTY share price, SC-U.S. Realty shareholders will be owners, along with current Security Capital shareholders, of a company with strong free cash flow and solid earnings growth prospects from a diversified group of assets," he said.

"The strength of the combined balance sheet should provide the resulting company with significant financial flexibility and a self-funding capability that will enable future value-creating transactions, including significant stock repurchases," said C. Ronald Blankenship, Vice Chairman and Chief Operating Officer of Security Capital. He noted that the transaction enables SC-U.S. Realty shareholders to benefit from the elimination of investment limitations imposed on its investees by various tax rules applicable to SC-U.S. Realty. "Finally, shareholders will benefit from the removal of a tier of operating expenses currently incurred at SC-U.S. Realty and at Security Capital in its advisory capacity."

The transaction is subject to approval by the holders of two-thirds of SC-U.S. Realty shares, and the holders of a majority of the voting power of Security Capital shares, who cast votes at special shareholder meetings of each company, expected to take place early in the first quarter of 2001. Security Capital owns 30,401,683, or 40.6%, of outstanding SC-U.S. Realty shares and will vote its shares in favor of the transaction. The transaction is subject to review under United States anti-trust rules, as well as by the Commission de Surveillance du Secteur Financier, the

Luxembourg regulatory agency that has authority over SC-U.S. Realty, and is subject to other customary conditions to closing, including receipt of the necessary financing. Subject to these matters, the transaction is expected to close promptly after shareholder approvals.

SC-U.S. Realty shareholders, if any, who vote against the transaction will have the option to receive SCZ common stock or up to $200 million in cash, in a per-share amount equal to the average high and low trading price of the SCZ common stock for a 15 trading-day period that ends on the sixth trading day prior to the SC-U.S. Realty shareholder meeting, multiplied by 1.15. If cash elections amount to less than $200 million, the balance will be used by Security Capital to repurchase its own stock. U.S. shareholders of SC-U.S. Realty who receive SCZ stock or cash in the transaction will recognize gain or loss for U.S. tax purposes; tax treatment of non-U.S. shareholders will depend on the laws in their country of residence.

As part of the transaction, SC-U.S. Realty will use cash received from Security Capital to satisfy and discharge its obligations in respect of its outstanding 2% senior unsecured convertible debentures due 2003. Debenture holders are expected to receive cash equal to the full accreted value of the debentures in May 2001. Also in connection with the transaction, SC-U.S. Realty's outstanding bank debt will be refinanced by Security Capital. Security Capital has arranged a $625 million acquisition facility to finance the transaction.

Goldman, Sachs & Co. advised Security Capital and Merrill Lynch & Co. Inc. advised the SC-U.S. Realty Special Committee in the transaction. The acquisition facility was arranged by Chase Securities, Inc. and Wells Fargo Bank N.A.

Security Capital Group Incorporated is an international real estate research, investment and operating management company. Security Capital operates its business through two divisions. The Capital Division provides operational and capital deployment oversight to direct and indirect investments in real estate operating companies, generating earnings principally from its ownership of these affiliates. Currently, the Capital Division has investments in 16 real estate operating companies. The Financial Services Division generates fees principally from capital management and capital markets activities. The principal offices of Security Capital and its directly owned affiliates are in Amsterdam, Atlanta, Brussels, Chicago, Denver, El Paso, Houston, London, Luxembourg, New York and Santa Fe.

SC-U.S. Realty is a research-driven real estate company focused on taking significant strategic investment positions in value-added real estate operating companies based in the United States. SC-U.S. Realty's strategic investments included ownership positions and commitments to six U.S. real estate investment trusts (REITs).

SUPPLEMENTAL FINANCIAL INFORMATION ON THE PROPOSED TRANSACTION MAY BE FOUND ON THE COMPANIES' RESPECTIVE WEB SITES AT WWW.SECURITYCAPITAL.COM OR
                                       -----------------------
WWW.SC-USREALTY.COM.
-------------------

                                        ###

The senior management of Security Capital and SC-U.S. Realty will host a conference call to discuss the transaction on Tuesday, September 26, 2000, at 10 a.m. EDT. A live webcast of the call and the accompanying presentation will be available simultaneously through a link at Security Capital's web site at www.securitycapital.com.
                                         -----------------------

The phone number for the conference call is 1-800-230-1059 for domestic U.S. callers, and 1-612-288-0318 for international participants. A taped replay of the conference call and a copy of the presentation will be available by logging on to www.securitycapital.com or by calling 1-800-475-6701 in the United States
      -----------------------
or 1-320-365-3844 outside the United States and entering the access code 540387.

                                        ###

THIS PRESS RELEASE AND THE ATTACHED SUPPLEMENTAL INFORMATION CONTAIN CERTAIN STATEMENTS THAT ARE NEITHER REPORTED FINANCIAL RESULTS NOR OTHER HISTORICAL INFORMATION. THESE STATEMENTS ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE SAFE-HARBOR PROVISIONS OF THE U.S. FEDERAL SECURITIES LAWS. THESE STATEMENTS REFLECT THE CURRENT VIEWS OF SECURITY CAPITAL AND/OR SC-U.S. REALTY WITH RESPECT TO FUTURE EVENTS AND ARE NOT GUARANTEES OF FUTURE PERFORMANCE. BECAUSE THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES, ACTUAL FUTURE RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED IN OR IMPLIED BY THE STATEMENTS. MANY OF THESE RISKS AND UNCERTAINTIES RELATE TO FACTORS THAT ARE BEYOND THE COMPANIES' ABILITY TO CONTROL OR ESTIMATE PRECISELY, SUCH AS FUTURE MARKET CONDITIONS, THE BEHAVIOR OF OTHER MARKET PARTICIPANTS, THE ACTIONS OF GOVERNMENTAL REGULATORS AND OTHER RISK FACTORS DETAILED IN SECURITY CAPITAL'S AND SC-U.S. REALTY'S REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. YOU ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE OF THESE MATERIALS. THE COMPANIES DO NOT UNDERTAKE ANY OBLIGATION TO PUBLICLY RELEASE ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE OF THESE MATERIALS.

WE URGE YOU TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION BETWEEN SECURITY CAPITAL GROUP INCORPORATED AND SECURITY CAPITAL U.S. REALTY, WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. THE JOINT PROXY STATEMENT/PROSPECTUS WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY SECURITY CAPITAL GROUP. YOU MAY OBTAIN A FREE COPY OF THE JOINT PROXY STATEMENT/PROSPECTUS (WHEN IT IS AVAILABLE) AND OTHER DOCUMENTS FILED BY SECURITY CAPITAL GROUP AND SC-U.S. REALTY WITH THE COMMISSION (INCLUDING THE DOCUMENTS INCORPORATED BY REFERENCE INTO THE JOINT PROXY STATEMENT/PROSPECTUS) AT THE COMMISSION'S WEB SITE AT WWW.SEC.GOV. SHAREHOLDERS OF SECURITY CAPITAL GROUP MAY ALSO OBTAIN A FREE COPY OF THE JOINT PROXY STATEMENT / PROSPECTUS (WHEN IT IS AVAILABLE) AND THESE OTHER DOCUMENTS BY DIRECTING A REQUEST TO SECURITY CAPITAL GROUP INCORPORATED, ATTENTION: WILLIAM
R. FOWLER, TELEPHONE: 800 988-4304. SHAREHOLDERS OF SC-U.S. REALTY MAY ALSO OBTAIN A FREE COPY OF THE JOINT PROXY STATEMENT/PROSPECTUS (WHEN IT IS AVAILABLE) AND THESE OTHER DOCUMENTS BY DIRECTING A REQUEST TO SECURITY CAPITAL U.S. REALTY, ATTENTION: LAURA HAMILTON, TELEPHONE: +352 46 37 56 2008 (U.S. CALLERS DIAL 011 352 46 37 56 2008).

SECURITY CAPITAL GROUP AND CERTAIN OTHER PERSONS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM SECURITY CAPITAL GROUP'S STOCKHOLDERS TO APPROVE THE ISSUANCE OF SECURITY CAPITAL GROUP STOCK IN CONNECTION WITH THE PROPOSED TRANSACTION. THE PARTICIPANTS IN THIS SOLICITATION MAY INCLUDE THE DIRECTORS AND EXECUTIVE OFFICERS OF SECURITY CAPITAL GROUP. INFORMATION REGARDING SECURITY CAPITAL GROUP'S DIRECTORS AND EXECUTIVE OFFICERS AND THEIR SECURITY HOLDINGS IN SECURITY CAPITAL GROUP IS CONTAINED IN SECURITY CAPITAL GROUP'S PROXY STATEMENT FOR ITS ANNUAL MEETING OF SHAREHOLDERS DATED APRIL 10, 2000.